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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Kmart Holding Corporation
Troy, Michigan

We hereby consent to the incorporation by reference in Registration Statement No. 333-120954 on Form S-4 of Sears Holdings Corporation of our reports dated March 4, 2005, relating to the consolidated financial statements and schedule of Kmart Holding Corporation and subsidiaries, and the effectiveness of Kmart Holding Corporation and subsidiaries internal control over financial reporting, which appears in this Annual Report on Form 10-K for the year ended January 26, 2005.


/s/ BDO Seidman, LLP
BDO Seidman, LLP
Troy, Michigan
March 8, 2005